Exhibit 10.36

LIMITED GUARANTEE

This Limited Guarantee, dated as of February 10, 2025 (this “Limited Guarantee”), is made by HMC Capital Limited ABN 94 138 990 593 (the “Guarantor”), in favor of StratCap Digital Infrastructure REIT, Inc. (formerly known as Strategic Wireless Infrastructure Fund II, Inc.), a Maryland corporation (the “Corporation”) and SWIF II Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Corporation, each a “Guaranteed Party” and, collectively, the “Guaranteed Parties”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Specified Agreements (as defined below).

WITNESSETH:

WHEREAS, the Guaranteed Parties and StratCap Digital Infrastructure Advisors II, LLC, a Delaware limited liability company (the “Advisor” or the “Obligor”), are parties to that certain Amended and Restated Advisory Agreement, dated as of August 18, 2023 (as amended and/or restated from time to time, the “Advisory Agreement”), pursuant to the which the Advisor manages the day-to-day activities of the Corporation and is reimbursed for certain expenses it pays on the Guaranteed Parties’ behalf, including organizational and offering expenses, as more fully set forth therein;

WHEREAS, the Guaranteed Parties and the Advisor are parties to that certain Expense Support Agreement, dated as of August 18, 2023 and effective as of July 13, 2021 (as amended and/or restated from time to time, the “Expense Support Agreement” and, together with the Advisory Agreement, each a “Specified Agreement” and, collectively the “Specified Agreements”), pursuant to the which the Advisor has agreed to make certain payments of expenses and fees on behalf the Guaranteed Parties, as more fully set forth therein;

WHEREAS, the Advisor entered into that certain Promissory Note, dated as of the date hereof (as amended and/or restated from time to time, the “Promissory Note”), in substantially the same form as Exhibit A attached hereto, in favor of the Corporation, with respect to the portion of $13,459,476 that consists of (i) unamortized organizational and offering expenses of the Payee that are not realized under the Advisory Agreement from the four-year period from which such amounts were originally incurred and (ii) unamortized operating expenses of the Payee that are not realized under the Expense Support Agreement within the five-year period from which such amounts were originally incurred (the “Portion Due To The Payee”), pursuant to which the Advisor has agreed to pay the Corporation the Portion Due To The Payee; and

WHEREAS, the Guarantor agreed to enter into this Limited Guarantee to guarantee the Advisor’s obligations under the Promissory Note.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article 1
Limited Guarantee

Section 1.1          Limited Guarantee. Subject to the limitations set forth in this Section 1.1 and in Section 1.6 hereof, the Guarantor unconditionally, absolutely and irrevocably guarantees to the Guaranteed Parties the prompt and complete contractual performance and payment, if and when due, of all of the Obligor’s payment obligations set forth in the Promissory Note (collectively, the “Guaranteed Obligations”). Notwithstanding anything in this Limited Guarantee to the contrary, (i) the Guarantor’s maximum liability with respect to the Guaranteed Obligations shall not exceed the Guaranteed Obligations and (ii) Guarantor shall have no obligation to pay, or to cause Advisor to pay, the Guaranteed Obligations, or any portion thereof, unless and until such Guaranteed Obligations become obligated and due and payable in accordance with the terms and conditions of the Promissory Note. Guarantor acknowledges and agrees that the Guaranteed Parties would have refused to enter into the Promissory Note had Guarantor not executed and delivered this Limited Guarantee, and that Guarantor will benefit personally, directly or indirectly, from the Guaranteed Parties entering into the Promissory Note and consummating the transactions contemplated thereby and that the waivers set forth herein with respect to the Guaranteed Obligations are knowingly made by Guarantor in contemplation of such benefits.

Section 1.2          Guaranty Absolute. Subject to the limitations set forth in Section 1.1 and Section 1.6 hereof, the liability of the Guarantor under this Limited Guarantee shall be absolute, unconditional, present and continuing until the Guaranteed Obligations have been indefeasibly paid in full in cash irrespective of:

(a)         any assignment or other transfer of the Promissory Note or Specified Agreements or any of the rights thereunder of Advisor;

(b)         any amendment, waiver, renewal, extension or release of or any consent to or departure from or other action or inaction related to the Specified Agreements or the Promissory Note by the Advisor (provided, however, that no such amendment, waiver or consent or departure shall increase the Guaranteed Obligations);

(c)         any bankruptcy, insolvency, reorganization, arrangement, composition, adjustment, dissolution, liquidation or other like proceeding relating to or affecting Advisor or any other Person, or any action taken with respect to the Promissory Note or this Limited Guarantee by any trustee or receiver, or by any court, in any such proceeding;

(d)         any change in the existence (corporate, limited liability or otherwise), structure or ownership of Advisor, Obligor or any other Person interested in the transactions contemplated by the Promissory Note;

(e)         the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Advisor or the Guarantor;

(f)          the adequacy of any other means the Guaranteed Party may have of obtaining payment of the Guaranteed Obligations, including the receipt thereof; or

(g)         any absence of any notice to, or knowledge by, the Guarantor, of the existence or occurrence of any of the matters or events set forth in the foregoing subsections (a) through (f).

This Limited Guarantee is one of payment, not collection, and a separate action may be brought and prosecuted against the Guarantor to enforce this Limited Guarantee, irrespective of whether any action is brought against Advisor or any other Person or whether Advisor or any other Person is joined in any such action or actions. In the event of any default by Advisor in the payment of any of the Guaranteed Obligations, the Guaranteed Party shall have the right in its sole discretion to proceed first and directly against the Guarantor under this Limited Guarantee without proceeding against Advisor under the Promissory Note.

Section 1.3         Waiver. The Guarantor hereby irrevocably waives any and all rights and defenses arising by reason of any law which would otherwise require any election of remedies by the Guaranteed Party, as well as promptness, diligence, all setoffs, presentments, protests and notice of acceptance and any other notice relating to the Guaranteed Obligations or this Limited Guarantee, all defenses which may be available by virtue of any valuation, stay, moratorium, law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Advisor or any other Person interested in the transactions contemplated by the Promissory Note, all suretyship defenses generally and any requirement for the Guaranteed Party to protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action. The Guarantor acknowledges that the Guaranteed Parties would have refused to accept the Promissory Note had Guarantor not executed and delivered this Limited Guarantee, that Guarantor will receive substantial direct and indirect benefits from the transactions contemplated by the Promissory Note and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits. The Guaranteed Parties shall not be obligated to file any claim relating to any Guaranteed Obligation in the event Advisor becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to a Guaranteed Party in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligation as if such payment had not been made. In no event shall the Guarantor assert, and the Guarantor waives, any right, remedy, set off or defense arising out of, due to, or as a result of, the insolvency or bankruptcy of Advisor.

Section 1.4         Subrogation Waiver. The Guarantor agrees that it shall not assert any rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from Advisor for any payments made by the Guarantor hereunder until the Guaranteed Obligations have been paid, and the Guarantor hereby irrevocably agrees not to assert any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery they may now have or hereafter acquire against Advisor until the Guaranteed Obligations have been indefeasibly paid in full in cash.

Section 1.5         Continuing Guaranty. Subject to the limitations in Section 1.6 hereof, this Limited Guarantee is a continuing guaranty and shall (i) remain in full force and effect until the complete and indefeasible performance and payment in full in cash of the Guaranteed Obligations, (ii) be binding upon the Guarantor and its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guaranteed Party and its successors, transferees and assigns.

Section 1.6         Termination. The obligations of the Guarantor pursuant to this Limited Guarantee shall automatically terminate, and the Guaranteed Party will have no rights hereunder, upon the valid termination of the Promissory Note in accordance with their terms.

Section 1.7          No Recourse.

(a)          The Guaranteed Party hereby covenants and agrees by its acceptance of the benefits hereof that the Guaranteed Party shall not institute, and shall cause its Affiliated Parties (as defined below) not to institute, any proceeding or bring any claim arising under, or in connection with, the Specified Agreements, the Promissory Note or the transactions contemplated thereby, against the Guarantor or any former, current or future equity holder (direct or indirect), general or limited partner, member, controlling person, affiliate, director, officer, employee or agent of the Guarantor (other than in each case, Advisor) or any former, current or future equity holder (direct or indirect), general or limited partner, stockholder, member, controlling person, affiliate, director, officer, manager, employee or agent of any of the foregoing (other than in each case, Advisor) (collectively, but excluding Advisor, Guarantor and their respective successors and assigns, the “Guarantor Related Parties”). As used above, “Affiliated Parties” means the beneficiaries, family members, trustees, heirs and successors of affiliates of the Guaranteed Party.

(b)         The Guarantor hereby covenants and agrees (on behalf of itself and the Guarantor Related Parties) that it shall not, and shall not permit any Guarantor Related Party which it directly or indirectly controls to, institute any proceeding asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject only to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding at law or in equity).

Article 2
Miscellaneous

Section 2.1         No Waiver; Remedies. No failure or delay on the part of the Guaranteed Party in exercising any power, right or remedy under this Limited Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies provided in this Limited Guarantee are cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Limited Guarantee shall be effective only in the specific instance and for the specific purpose for which given.

Section 2.2         Amendments. No amendment, supplement, modification or waiver of any provision of this Limited Guarantee nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Guarantor and the Guaranteed Parties.

Section 2.3         Notices. Any written notice to be given hereunder shall be given in writing and shall be deemed given: (a) when received if given in person, (b) on the date of transmission if sent by e-mail or other wire transmission (receipt confirmed), (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, (d) if sent domestically by a nationally recognized overnight delivery service, the first business day following the date given to such overnight delivery service (specified for overnight delivery) and (e) if sent internationally by an internationally recognized overnight delivery service, the second business day following the date given to such overnight delivery service (specified for overnight delivery).

Section 2.4         Governing Law; Submission to Jurisdiction. This Limited Guarantee, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this letter or the negotiation, execution or performance of this Limited Guarantee shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. With respect to any action or claim arising out of or relating to this letter or any of the transactions contemplated by this Limited Guarantee, each of the parties hereto expressly and irrevocably (i) agrees and consents to be subject to the exclusive jurisdiction of the State of New York located in Manhattan County, (ii) agrees not to bring any action related to this Limited Guarantee or the transactions contemplated by this Limited Guarantee in any other court (except to enforce the judgment of such courts), and (iii) agrees not to object to venue in such courts or to claim that such forum is inconvenient.

Section 2.5         Waiver of Jury Trial. EACH OF THE PARTIES HERETO HERBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTON ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LIMITED GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.5.

Section 2.6         Severability; Counterparts. This Limited Guarantee may be executed, including by way of electronic signature (PDF and facsimile formats included) in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any provisions of this Limited Guarantee which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 2.7         Integration. This Limited Guarantee contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior discussion, negotiations and oral or written understandings.

Section 2.8         Headings. Article and Section headings used herein are for convenience and reference only, are not part of this Limited Guarantee and are not to affect the construction of, or to be taken into consideration in interpreting this Limited Guarantee.

Section 2.9         [Reserved].

Section 2.10       Financial Capacity; Representations and Warranties. The Guarantor hereby represents and warrants that all funds necessary for the Guarantor to fulfill the Guaranteed Obligations shall be available to the Guarantor for so long as this Limited Guarantee shall remain in effect in accordance with Section 1.6. The Guarantor further represents and warrants to the Guaranteed Party that: (a) it has all corporate, limited liability company or limited partnership, as applicable, power and authority to execute, deliver and perform this Limited Guarantee; (b) it is duly organized, validly existing and in good standing in the jurisdiction under which it was incorporated; (c) the execution, delivery and performance of this Limited Guarantee by the Guarantor has been duly and validly authorized and approved by all necessary corporate, limited liability company or limited partnership, as applicable (and all necessary general partner, if applicable), action, and no other proceedings or actions on the part of the Guarantor (or its general partner, if applicable) are necessary therefor; (d) this Limited Guarantee has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles; and (e) the execution, delivery and performance by the Guarantor of this Limited Guarantee do not and will not (i) violate the organizational documents of the Guarantor, (ii) violate any applicable law, rule, regulation or judicial order or judgment binding on the Guarantor or its assets or (iii) result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any contract or agreement to which the Guarantor is a party.

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IN WITNESS WHEREOF, the parties hereto have caused this Limited Guarantee to be duly executed and delivered by its officer hereunto duly authorized as of the date first above written.

GUARANTOR:

HMC CAPITAL LIMITED ABN 94 138 990 593

In accordance with Section 127(1) of the Corporations Act 2001 by authorization of its directors:

/s/ David Di Pilla
Signature of Director
Name:	David Di Pilla

/s/ Andrew Selim
Signature of Company Secretary
Name:	Andrew Selim

[Signature Page to Limited Guarantee]

Accepted and Agreed to:

GUARANTEED PARTIES:

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

By:	/s/ James Condon
Name:	James Condon
Title:	President

SWIF II Operating Partnership, LP

By: StratCap Digital Infrastructure REIT, Inc., its general partner

By:	/s/ James Condon
Name:	James Condon
Title:	President

[Signature Page to Limited Guarantee]

Exhibit A

Promissory Note